UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report : August 28, 2008

CHINA GENGSHENG MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51527	91-0541437
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People's Republic of China
(Address of Principal Executive Offices)

451271
(Zip Code)

(86) 371-64059818
Registrant's Telephone Number, Including Area Code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement

On August 28, 2008, China GengSheng Minerals Inc. (the "Registrant") entered into a Guarantee Contract (the "Guarantee") with Bank of China Agricultural Development (the "Creditor"), pursuant to which, the Registrant will guarantee for the Creditor’s rights under a loan contract entered into between the Creditor and Zhengzhou Jinyuan Flour Ltd. (the "Debtor") to fund the Debtor’s business operations in the amount of RMB 30 Million (the "Main Contract"). The term of the loan is 12 months commencing from August 28, 2008 to August 24, 2009.

The Registrant has provided a guarantee of the Debtor’s obligations under the Main Contract, including but not limited to the repayment of the principal, interest, penalty interest, default penalty, damages and expenses involved in exercising the Creditor’s rights under the Main Contract in case of default or litigation.

The term of the Guarantee is two years commencing from the maturity date of the Main Contract.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed as part of this report:

99.1     Guarantee Contract, dated as of August 28, 2008, by and between China GengSheng Minerals, Inc. and Bank of China Agricultural Development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GENGSHENG MINERALS, INC.

Dated: September 5, 2008	/s/ Hongfeng Jin
Name: Hongfeng Jin Title: Interim Chief Financial Officer
(On behalf of the Registrant and its
Principal Financial Officer)